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                                                Exhibit 10


                 INDEPENDENT AUDITORS' CONSENT


       We consent to the use in this Post-Effective Amendment No.
17 to the Registration Statement No. 2-95002 on Form N-4 of Sun Life (N.Y.) Variable Account A of our report dated February 6, 1998 accompanying the financial statements of Sun Life (N.Y.) Variable Account A and our report dated February 5, 1998 accompanying the financial statements of Sun Life Insurance and Annuity Company of New York appearing in the Statement of Additional Information, which is part of such Registration Statement.

       We also consent to the reference to us under the headings "Condensed Financial Information-Accumulation Unit Values" appearing in the Prospectus and "Accountants" appearing in the Statement of Additional Information, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP
Boston, Massachusetts

April 22, 1998